SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 17, 2019

Corporate Asset Backed Corporation, on behalf of

CABCO Series 2004-102 Trust (SBC Communications Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-32387	22-3281571
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

68 South Service Road Suite 120 Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 587-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
$32,500,000 CABCO Series 2004-102 Trust (SBC Communications Inc.) Collared Floating Rate Callable Certificates	GYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated July 15, 2019 and filed on July 16, 2019, with respect to Corporate Asset Backed Corporation, on behalf of CABCO Series 2004-102 Trust (SBC Communications Inc.) and assigned SEC Accession No. 0001193125-19-194479. The purpose of this amendment is to file an updated Trustee’s Distribution Report with respect to the June 17, 2019 Distribution Date for the CABCO Series 2004-102 Trust (SBC Communications Inc.) filed as Exhibit 99.1 to the Form 8-K that was provided by the Trustee. The report previously filed as Exhibit 99.1 is hereby replaced in its entirety by the version attached hereto as Exhibit 99.1. No other changes have been made to the Form 8-K other than the change described above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Trustee’s Distribution Report with respect to the June 17, 2019 Distribution Date for the CABCO Series 2004-102 Trust (SBC Communications Inc.).

EXHIBIT INDEX

Exhibit

99.1	Trustee’s Distribution Report with respect to the June 17, 2019 Distribution Date for the CABCO Series 2004-102 Trust (SBC Communications Inc.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 1st day of August 2019.

CORPORATE ASSET BACKED CORPORATION, as Depositor of CABCO Series 2004-102 Trust (SBC Communications Inc.)

By:	/s/ Lee Thompson
Name: Lee Thompson
Title: Vice President